Exhibit 99.1
PlanetOut Reports First-Quarter 2006 Results

PlanetOut Inc. Reports First-Quarter 2006 Results
Organic Growth and Diversified Acquisitions Lead to 164% Jump in Revenue
SAN FRANCISCO, May 3, 2006 — PlanetOut Inc. (Nasdaq: LGBT) the world’s leading media and entertainment company exclusively serving the LGBT community, today reported its financial results for the first quarter ended March 31, 2006.
“We’re very pleased with our results in the first quarter of 2006,” said Lowell Selvin, chairman and chief executive officer. “By executing on our key strategic initiatives and integrating our newly acquired businesses, we are growing across multiple channels and marketing platforms. We believe these results reflect the combined strength and power of the PlanetOut family of brands that provide unparalleled access to the global LGBT community.”
First Quarter Financial Results
Net Revenue — Total net revenue for the first quarter of 2006 was $17.6 million, a 164% increase from net revenue of $6.7 million for the first quarter of 2005.
Adjusted EBITDA — Adjusted earnings before interest, taxes, depreciation and amortization, stock-based compensation expense (benefit) and other income (expense), net (EBITDA) for the first quarter of 2006 was $1.2 million compared with $0.8 million for the same quarter a year ago.
Net Income (Loss) — For the first quarter of 2006, the GAAP net loss was $0.1 million, or a loss of ($0.01) per basic and diluted share, compared to GAAP net income of $0.2 million, or earnings of $0.01 per basic and diluted share, for the same quarter a year ago. Adjusted earnings per share, or Adjusted EPS, for the first quarter of 2006 was ($0.00) per basic and diluted share, compared to $0.01 per basic and diluted share for the first quarter of 2005.
Adjusted EBITDA, GAAP Net Income and Adjusted EPS all reflect, among other items, the impact of non-capitalizable acquisition and integration expenses associated with the acquisitions of RSVP Productions, Inc. (RSVP) and LPI Media, Inc. and related entities (LPI), as well as the impact of the international gratis marketing campaign.
“The first quarter was the beginning of what we believe will be a strong year for PlanetOut as we grew the organic business and began to integrate the LPI and RSVP acquisitions,” said Jeff Soukup, executive vice president and chief operating officer, PlanetOut Inc. “As a result, we are a much larger company with diversified revenue streams, deeper and broader market penetration, and expanded marketing platforms, which we believe together serve as the foundation for growing shareholder value.”

Please refer to the “Note to Unaudited Condensed Consolidated Statements of Operations” for definitions of certain key financial measures used here and in the “Business Outlook” sections of this press release.
First Quarter and Recent Business Highlights
Advertising Services
•	Achieved first quarter advertising services revenue of $5.3 million, up from $1.4 million in 2005.

•	Advertisers launched first-time campaigns on one or more of the company’s multiple media properties including BMW; GlaxoSmithKline’s Abreva and Wellbutrin; Just for Men; Kohler; Omega; Ralph Lauren; and SKYY Vodka. In addition, the company continues to add more cross-platform clients whose brands will appear in combinations of PlanetOut’s online, print or event marketing platforms.

•	Further integrated LPI into the PlanetOut family, including streamlining management and working toward consolidating multiple facilities in each of Los Angeles and New York, which the company believes will generate operating efficiencies and long-term savings. Integration expenses will continue into at least the third quarter of 2006.
Subscription Services
•	Realized subscription revenue of $6.3 million, up from $4.9 million for the same quarter a year ago.

•	Began demonstrating the value of the company’s cross-platform marketing strategy by using its low-cost customer-acquisition model to grow the Gay.com, Out and The Advocate subscriber bases with new, valuable subscription packages. In the first quarter of 2006, the company added over 12,700 subscribers to Out and The Advocate by bundling these magazines with Gay.com’s online premium subscription offering, growing the magazines’ combined circulation base through this bundling by over five percent in three months at low incremental cost.

•	Captured a larger share of the global gay and lesbian market by continuing the international gratis marketing campaign. Since the launch of this campaign in October of 2005, PlanetOut has added approximately 300,000 new international sign-ups to its Gay.com premium service, making significant inroads in Mexico, the U.K., Australia and Argentina, among other important markets.

Transaction Services
•	Achieved transaction revenue of $6.0 million, up from $0.4 million for the same period of 2005.

•	Closed the RSVP acquisition in March of 2006, which on its first post-closing cruise, exceeded the company’s revenue expectations as a result of a cross-platform marketing campaign. PlanetOut intends to continue to focus on integrating RSVP as it prepares its next large travel marketing push for the fourth quarter of 2006.

•	Experienced additional revenue contribution in the first quarter of 2006 from new products such as the release of the Brokeback Mountain DVD, the addition of LPI’s e-commerce business and the integration of the company’s list management services.
Business Outlook
The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The company undertakes no obligation to update these statements.
The company is reaffirming its full-year guidance for 2006. Specifically, the company expects revenue to be between $71 and $75 million, Adjusted EBITDA between $10 and $11 million, and GAAP net income between $4.0 and $4.5 million.
For the second quarter of 2006, there are no RSVP events scheduled. The company expects revenue to be between $15.5 and $16.5 million, Adjusted EBITDA between $1.75 and $2.25 million, and GAAP net income between $0.25 and $0.5 million. Please see the supplemental financial data summarizing pro forma historical revenue for further information.
Conference Call and Webcast Information
The company will host a conference call and live webcast today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time) to discuss results for the first quarter of 2006. Separately, a brief slide presentation will be utilized during the call and will be available on the “Investor Relations” section of the company’s corporate website (www.planetoutinc.com).
Parties in the United States and Canada can dial 800-257-6566 to participate in the teleconference. International parties can access the call at 303-262-2137. Additionally, PlanetOut Inc. will offer a live webcast of the conference call, accessible from the “Investor Relations” section of the company’s website (www.planetoutinc.com). A telephonic replay will also be available for two weeks after the live call at 800-405-2236 (international parties dial 303-590-3000), access code 11059346.

Use of Non-GAAP Financial Measures
This press release discusses the non-GAAP financial measures of Pro Forma Historical Revenue, Adjusted net income (loss), Adjusted EBITDA and Adjusted EPS. Readers should not consider these in isolation or as a substitute for net income (loss), net income (loss) per share, operating cash flows or other cash flow statement data determined in accordance with GAAP. Because these are not measures of financial performance under GAAP and are susceptible to varying calculations, they may differ from and not be comparable to similarly titled measures of other companies. The company has provided a detailed reconciliation of these non-GAAP measurement data with comparable GAAP measurements as a table following the condensed consolidated financial statements accompanying this announcement.
PlanetOut’s management believes the non-GAAP information is useful because it can enhance the understanding of the company’s on-going economic performance and PlanetOut therefore uses pro forma reporting internally to evaluate and manage the company’s operations. PlanetOut has chosen to provide this information to investors to enable them to perform comparisons of operating results in a manner similar to how the company analyzes its operating results.
About PlanetOut Inc.
PlanetOut Inc. is the leading global media and entertainment company exclusively serving the lesbian, gay, bisexual and transgender (LGBT) community.
PlanetOut’s digital media brands include Gay.com, PlanetOut.com, OUT&ABOUT Travel, Advocate.com, Out.com, OutTraveler.com and HIVPlusMag.com, as well as localized versions of the Gay.com site in English, French, German, Italian, Portuguese and Spanish. PlanetOut print media brands include The Advocate, Out, The Out Traveler and HIVPlus, as well as SpecPub, Inc. titles. Transaction services brands include e-commerce Web sites Kleptomaniac.com and BuyGay.com, travel and events marketer RSVP, book publisher Alyson Publications, and direct marketer Triangle Marketing Services, among others.
PlanetOut, based in San Francisco with additional offices in New York, Los Angeles, Minneapolis, London and Buenos Aires, offers Global 1000 and local advertisers as well as its own properties access to what it believes to be the most extensive multi-channel, multi-platform network of gay and lesbian people in the world. For more information, please visit www.planetoutinc.com.

Forward-Looking Statements
In addition to the historical information contained herein, this press release contains forward-looking statements, including statements regarding PlanetOut’s anticipated future growth and financial performance, as well as statements containing the words “believes,” “anticipates,” “expects,” and similar words. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the company’s limited operating history and variability of operating results; the company’s ability to attract and retain subscribers and advertisers; the company’s ability to integrate the assets of RSVP and LPI; competition; timing and success of cruises, events and product launches; and the company’s dependence on technology infrastructure and the Internet. Additional information concerning factors that could affect PlanetOut’s future business and financial results is included in the company’s Annual Report on Form 10-K for the year ended December 31, 2005 and other public filings filed from time to time with the Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. All such forward-looking statements are current only as of the date on which such statements were made. PlanetOut does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
Contact:
James David
PlanetOut Inc.
+1-415-834-6479
james.david@planetoutinc.com

PlanetOut Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three months ended
	Mar 31,	Mar 31,
	2005	2006
Revenue:
Advertising services	$1,392	$5,347
Subscription services	4,853	6,270
Transaction services	420	5,956

Total revenue	6,665	17,573

Operating costs and expenses: (*)
Cost of revenue	2,125	9,430
Sales and marketing	2,456	3,944
General and administrative	1,248	3,080
Depreciation and amortization	820	1,224

Total costs and expenses	6,649	17,678

Income (loss) from operations	16	(105)
Other income (expense), net	192	(27)

Income (loss) before income taxes	208	(132)
Provision for income taxes	(29)	—

Net income (loss)	$179	$(132)

Net income (loss) per share:
Basic	$0.01	$(0.01)

Diluted	$0.01	$(0.01)

Weighted-average shares used to compute net income (loss) per share:
Basic	16,939	17,261

Diluted	18,269	17,261

(*) Includes stock-based compensation expense (benefit) as follows:

Cost of revenue	$12	$5
Sales and marketing	7	1
General and administrative	(43)	79

Total stock-based compensation expense	$(24)	$85

Supplemental Financial Data (See Note to Unaudited Condensed Consolidated Statements of Operations)

Adjusted EBITDA	$812	$1,204

Adjusted net income (loss)	$155	$(47)

Adjusted EPS:
Basic	$0.01	$(0.00)

Diluted	$0.01	$(0.00)

(*)	Prior to January 1, 2006, PlanetOut accounted for stock-based compensation under Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). In accordance with APB 25, PlanetOut historically used the intrinsic value method to account for stock-based compensation expense. As of January 1, 2006, PlanetOut accounts for stock-based compensation under the fair value method. As PlanetOut adopted the modified prospective transition method, results for prior periods have not been restated under the fair value method for GAAP purposes.

PlanetOut Inc.
Note to Unaudited Condensed Consolidated Statements of Operations
This press release includes the non-GAAP financial measures of Adjusted EBITDA, Adjusted net income (loss), and Adjusted earnings per share (“Adjusted EPS”) — Basic and Diluted, which are reconciled to net income (loss), net income (loss), and net income (loss) per share — basic and diluted, respectively, which the Company believes are the most comparable GAAP measures. The Company uses these non-GAAP financial measures for internal managerial purposes, when providing its business outlook, and as a means to evaluate period-to-period comparisons. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, gross profit, income (loss) from operations, cash flow from operating activities and net income (loss) and net income (loss) per share calculated in accordance with generally accepted accounting principles.
Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, stock-based compensation, equity in net income (loss) of unconsolidated affiliate and other income (expense), net. The Company considers Adjusted EBITDA to be an important indicator of its operational strength. The Company deducts other income (expense), net, consisting primarily of interest income (expense) from net income (loss) in calculating Adjusted EBITDA because it regards interest income (expense) to be a non-operating item. This measure also eliminates the effects of depreciation and amortization, equity in net income (loss) of unconsolidated affiliate and stock-based compensation expense (benefit) from period to period, which the Company believes is useful to management and investors in evaluating its operating performance, as depreciation and amortization, equity in net income (loss) of unconsolidated affiliate and stock-based compensation costs are not directly attributable to the underlying performance of the Company’s business operations. A limitation associated with this measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in the Company’s businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expenses related to the Company’s workforce. Management compensates for this limitation by providing supplemental information about stock-based compensation expense on the face of the consolidated statements of operations.
Adjusted net income (loss) is defined as net income (loss) excluding stock-based compensation expense (benefit). The Company considers adjusted net income (loss) to be a profitability measure which facilitates the forecasting of its operating results for future periods and allows for the comparison of its results to historical periods and to other companies in its industry. A limitation of Adjusted net income (loss) is that it does not include all items that impact the Company’s net income (loss) and net income (loss) per share for the period. Adjusted EPS - Basic and Diluted are defined as adjusted net income (loss) calculated on a basic and diluted per share basis, respectively.
Pro Forma Historical Revenue is defined as revenues of the Company and its recent acquisitions of LPI and RSVP as if the acquisitions had occurred as of January 1, 2005. The Company believes Pro Forma Historical Revenue helps it evaluate its effectiveness in increasing revenues through combining these businesses. A limitation of this measure is that it does not include all items that may impact the actual revenues of the combined businesses.
The Company undertakes no obligation to provide or update any such estimates or supplemental information in the future.

PlanetOut Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	Dec 31,	Mar 31,
	2005	2006
Assets
Current assets:
Cash and cash equivalents	$18,461	$11,335
Restricted cash	—	160
Accounts receivable, net	6,030	6,911
Inventory	1,349	1,488
Prepaid expenses and other current assets	2,571	6,452

Total current assets	28,411	26,346
Property and equipment, net	8,167	8,293
Goodwill	28,699	32,581
Intangible assets, net	10,909	13,334
Other assets	1,152	1,160

Total assets	$77,338	$81,714

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,334	$1,658
Accrued liabilities	2,750	2,693
Deferred revenue, current portion	8,749	11,261
Capital lease obligations, current portion	309	351
Notes payable, current portion	222	158
Deferred rent, current portion	286	317

Total current liabilities	13,650	16,438
Deferred revenue, less current portion	1,771	2,320
Capital lease obligations, less current portion	212	495
Notes payable, less current portion	7,075	7,075
Deferred rent, less current portion	1,578	1,528

Total liabilities	24,286	27,856

Stockholders’ equity:
Common stock	17	17
Additional paid-in capital	88,333	88,711
Note receivable from stockholder	(603)	—
Unearned stock-based compensation	—	(20)
Accumulated other comprehensive loss	(123)	(146)
Accumulated deficit	(34,572)	(34,704)

Total stockholders’ equity	53,052	53,858

Total liabilities and stockholders’ equity	$77,338	$81,714

PlanetOut Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three months ended
	Mar 31,	Mar 31,
	2005	2006
Cash flows from operating activities:
Net income (loss)	$179	$(132)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	820	1,224
Stock-based compensation expense (benefit)	(24)	85
Amortization of deferred rent	218	(19)
Loss on disposal or write-off of property and equipment	—	21
Equity in net loss of unconsolidated affiliate	9	—
Changes in operating assets and liabilities, net of acquisition effects:
Accounts receivable	583	(620)
Inventory	—	(139)
Prepaid expenses and other assets	(896)	754
Accounts payable	(1,185)	248
Accrued and other liabilities	(165)	(95)
Deferred revenue	364	(3,334)

Net cash used in operating activities	(97)	(2,007)

Cash flows from investing activities:
Acquisitions, net of cash acquired	—	(5,379)
Purchases of property and equipment	(1,179)	(469)
Changes in restricted cash	—	(160)

Net cash used in investing activities	(1,179)	(6,008)

Cash flows from financing activities:
Proceeds from exercise of common stock options and warrants	277	273
Proceeds from repayment of note receivable from stockholder	—	843
Principal payments under capital lease obligations and notes payable	(422)	(204)

Net cash provided by (used in) financing activities	(145)	912

Effect of exchange rate on cash and cash equivalents	(2)	(23)

Net decrease in cash and cash equivalents	(1,423)	(7,126)
Cash and cash equivalents, beginning of period	43,128	18,461

Cash and cash equivalents, end of period	$41,705	$11,335

Supplemental disclosure of noncash flow investing and financing activities:
Property and equipment and related maintenance acquired under capital leases	$34	$561

Unearned stock-based compensation	$(238)	$21

PlanetOut Inc.
Reconciliations to Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except per share amounts)

	Three months ended
	Mar 31,	Mar 31,
	2005	2006
Adjusted EBITDA:
Net income (loss)	$179	$(132)
Provision for income taxes	29	—
Other income (expense), net	(192)	27

Income (loss) from operations	16	(105)
Depreciation and amortization	820	1,224
Stock-based compensation expense (benefit)	(24)	85

	$812	$1,204

Adjusted net income (loss):
Net income (loss)	$179	$(132)
Stock-based compensation expense (benefit)	(24)	85

	$155	$(47)

Adjusted EPS:
Basic	$0.01	$(0.00)

Diluted	$0.01	$(0.00)

Weighted-average shares used to compute Adjusted EPS:
Basic	16,939	17,261

Diluted	18,269	17,261

Pro Forma Historical Revenue:

	Three months ended
	Mar 31,	Jun 30,	Sep 30,	Dec 31,	Mar 31,
	2005	2005	2005	2005	2006
Advertising services:
Advertising services (as reported)	$1,392	$2,566	$2,106	$5,660	$5,347
Pro forma historical revenue from acquisitions	2,960	4,887	4,071	1,369	—

	$4,352	$7,453	$6,177	$7,029	$5,347

Subscription services:
Subscription services (as reported)	$4,853	$5,172	$5,077	$6,033	$6,270
Pro forma historical revenue from acquisitions	1,689	1,749	1,644	985	—

	$6,542	$6,921	$6,721	$7,018	$6,270

Transaction services:
Transaction services (as reported)	$420	$332	$368	$1,612	$5,956
Pro forma historical revenue from acquisitions	5,565	1,949	6,213	635	1,715	(*)

	$5,985	$2,281	$6,581	$2,247	$7,671

Total revenue:
Total revenue (as reported)	$6,665	$8,070	$7,551	$13,305	$17,573
Total pro forma historical revenue from acquisitions	10,214	8,585	11,928	2,989	1,715	(*)

	$16,879	$16,655	$19,479	$16,294	$19,288

(*)	Pro forma historical transaction revenue for the three months ended March 31, 2006 includes $1,715 of revenue relating to a cruise which was completed by RSVP in March 2006, prior to the Company’s acquisition of RSVP.